Exhibit 99.2 - Joint Filer Information and Signature

Joint Filers:

1. Name:	Brookfield Property Partners L.P.
Address:	73 Front Street, 5th Floor, Hamilton HM 12, Bermuda

Brookfield Property Partners L.P.

By:	/s/ Jane Sheere	Date: December 2, 2013

Name: Jane Sheere
Title: Secretary of Brookfield Property Partners Limited, General Partner of Brookfield Property Partners L.P.

2. Name:	Brookfield Property L.P.
Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY L.P.

By: Brookfield Property Partners L.P., its general partner

By:	/s/ Jane Sheere	Date: December 2, 2013

Name: Jane Sheere
Title: Secretary of Brookfield Property Partners Limited, General Partner of Brookfield Property Partners L.P.

3. Name:	Brookfield BPY Holdings (US) Inc.
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

BROOKFIELD BPY HOLDINGS (US) INC.

By:	/s/ Steven Douglas	Date: December 2, 2013

Name: Steven Douglas
Title: President & Chief Financial Officer

4. Name:	CANHOLDCO 1 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 1 ULC

By:	/s/ Steven Douglas	Date: December 2, 2013

Name: Steven Douglas
Title: Director

5. Name:	CANHOLDCO 3 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 3 ULC

By:	/s/ Steven Douglas	Date: December 2, 2013

Name: Steven Douglas
Title: Director

6. Name:	CANHOLDCO 4 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 4 ULC

By:	/s/ Steven Douglas	Date: December 2, 2013

Name: Steven Douglas
Title: Director

7. Name:	CANHOLDCO 2 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 2 ULC

By:	/s/ Steven Douglas	Date: December 2, 2013

Name: Steven Douglas
Title: Director

8. Name:	Brookfield BPY Retail Holdings I LLC
Address:	4 Brookfield Place, 250 Vesey Street, New York, NY 10281

BROOKFIELD BPY RETAIL HOLDINGS I LLC

By:	/s/ Michelle Campbell	Date: December 2, 2013

Name: Michelle Campbell
Title: Assistant Secretary